Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-281253

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2024)

$400,000,000

4.75% Senior Notes due January 15, 2028

WEC Energy Group, Inc. is offering $400,000,000 aggregate principal amount of its 4.75% Senior Notes due January 15, 2028 (the “new Notes”). The new Notes offered hereby are part of the same series of debt securities as our $450,000,000 aggregate principal amount 4.75% Senior Notes due January 15, 2028 issued on January 11, 2023 (the “initial Notes” and, together with the new Notes, the “Notes”). Upon the issuance of the new Notes offered hereby, the aggregate principal amount of outstanding Notes will be $850,000,000. We will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026. Interest on the new Notes offered hereby will accrue from January 15, 2026. The Notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

We may, at our option, redeem some or all of the Notes at any time prior to maturity at the applicable redemption prices discussed under the caption “Certain Terms of the Notes — Redemption at Our Option.”

The Notes are unsecured and rank equally with all of our other unsecured and unsubordinated debt and other obligations from time to time outstanding.

Investing in the Notes involves certain risks. See “Risk Factors” on page S-4 of this prospectus supplement.

We do not intend to apply for listing of the Notes on any securities exchange or automated quotation system.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds to WEC Energy Group, Inc. (before expenses)(1)(2)
Per Note	101.472%	0.250%	101.222%
Total	$405,888,000	$1,000,000	$404,888,000

(1)	Plus accrued interest from January 15, 2026.
(2)	The public offering price set forth above for the new Notes offered hereby does not include accrued interest of $2,163,888.89 in the aggregate from January 15, 2026 up to, but not including, the expected date of delivery of the new Notes offered hereby, which will be paid by the purchasers of the new Notes offered hereby. On July 15, 2026, WEC Energy Group, Inc. will pay this pre-issuance accrued interest to the holders of the new Notes offered hereby.

The underwriters expect to deliver the new Notes in book-entry form only through The Depository Trust Company on or about February 26, 2026.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the new Notes should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing new Notes, any investor in the new Notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the new Notes, an SFE.

Joint Book-Running Managers

BofA Securities	US Bancorp

Co-Manager

Comerica Securities

February 23, 2026

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of the offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

S-i

SUMMARY

In this prospectus supplement, unless the context requires otherwise, “WEC Energy Group,” “we,” “us” and “our” refer to WEC Energy Group, Inc., a Wisconsin corporation, and not to the underwriters.

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you or that you should consider before buying securities in this offering. Please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated herein and therein by reference, carefully.

WEC Energy Group, Inc.

WEC Energy Group, Inc. was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. On June 29, 2015, we acquired 100% of the outstanding common shares of Integrys Energy Group, Inc. and changed our name to WEC Energy Group, Inc.

Our wholly owned subsidiaries are primarily engaged in the business of providing regulated electricity service in Wisconsin and Michigan and regulated natural gas service in Wisconsin, Illinois, Michigan and Minnesota. We also have an approximately 60% equity interest in American Transmission Company LLC (“ATC”), a regulated electric transmission company. Through our subsidiaries, we also own majority interests in a number of renewable generating facilities as part of our non-utility energy infrastructure business. At December 31, 2025, we conducted our operations in the six reportable segments discussed below.

Wisconsin Segment: The Wisconsin segment includes the electric and natural gas operations of Wisconsin Electric Power Company (“WE”), Wisconsin Gas LLC (“WG”), Wisconsin Public Service Corporation (“WPS”), and Upper Michigan Energy Resources Corporation. At December 31, 2025, these companies served approximately 1.7 million electric customers and 1.5 million natural gas customers.

Illinois Segment: The Illinois segment includes the natural gas operations of The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company, which provide natural gas service to customers located in Chicago and the northern suburbs of Chicago, respectively. At December 31, 2025, these companies served approximately 1.1 million natural gas customers. PGL also owns and operates a 38.8 billion cubic feet natural gas storage field in central Illinois.

Other States Segment: The other states segment includes the natural gas operations of Minnesota Energy Resources Corporation, which serves customers in various cities and communities throughout Minnesota, and Michigan Gas Utilities Corporation, which serves customers in southern and western Michigan. These companies served approximately 0.4 million natural gas customers at December 31, 2025.

Electric Transmission Segment: The electric transmission segment includes our approximately 60% ownership interest in ATC, which owns, maintains, monitors, and operates electric transmission systems primarily in Wisconsin, Michigan, Illinois, and Minnesota, and our approximately 75% ownership interest in ATC Holdco, LLC, a separate entity formed to invest in transmission-related projects outside of ATC’s traditional footprint.

Non-Utility Energy Infrastructure Segment: The non-utility energy infrastructure segment includes the operations of W.E. Power, LLC, which owns and leases electric power generating facilities to WE; Bluewater Natural Gas Holding, LLC, which owns underground natural gas storage facilities in southeastern Michigan; and WEC Infrastructure LLC (“WECI”). WECI has acquired majority interests in eight wind parks and four solar projects, capable of providing approximately 2,600 megawatts of renewable energy. Together, these projects represent approximately $3.9 billion of investments and have long-term agreements with unaffiliated third parties. WECI’s investment in all of these projects qualifies for production tax credits.

Corporate and Other Segment: The corporate and other segment includes the operations of the WEC Energy Group holding company, the Integrys Holding, Inc. holding company, the Peoples Energy, LLC holding company, Wispark LLC (“Wispark”), and WEC Business Services LLC (“WBS”). WBS is a wholly owned centralized service company that provides administrative and general support services to our regulated utilities, as well as certain administrative support to our nonregulated entities. Wispark develops and invests in real estate primarily in southeastern Wisconsin.

This segment also includes Wisvest LLC, Wisconsin Energy Capital Corporation, and WPS Power Development, LLC, which no longer have significant operations.

For a further description of our business and our corporate strategy, see our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other documents incorporated by reference.

Our principal executive offices are located at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

The Offering

Issuer	WEC Energy Group, Inc.
Securities Offered

$400,000,000 principal amount of 4.75% Senior Notes due January 15, 2028.

The new Notes offered hereby are part of the same series of debt securities as the initial Notes issued on January 11, 2023. Upon the issuance of the new Notes offered hereby, the aggregate principal amount of outstanding Notes will be $850,000,000.

Interest	The new Notes will accrue interest at a rate of 4.75% per year from January 15, 2026 until maturity or earlier redemption, as the case may be.
Interest Payment Dates	January 15 and July 15 of each year, beginning July 15, 2026.
Optional Redemption	Prior to December 15, 2027, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at the applicable “make-whole” redemption price determined as described under “Certain Terms of the Notes — Redemption at Our Option.” On or after December 15, 2027, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes, being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. We are not required to establish a sinking fund to retire the Notes prior to maturity.
Ranking	The Notes are unsecured and unsubordinated and rank equally with all our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding. See “Description of Debt Securities — Ranking of Debt Securities” in the accompanying prospectus.
Covenants	For so long as any Notes remain outstanding, we will not create or incur or allow any of our subsidiaries to create or incur any pledge or security interest on any of the capital stock of WE or WG held by us or one of our subsidiaries on the issue date of the Notes. The indenture for the Notes also limits our ability to enter into mergers, consolidations or sales of all or substantially all of our assets where we are not the surviving corporation unless the successor company assumes all of our obligations under the indenture. These covenants are subject to a number of important qualifications and limitations. See “Certain Terms of the Notes — Covenants.”

Use of Proceeds	We will use the estimated $403.7 million in net proceeds from this offering to repay short-term debt and for other general corporate purposes. See “Use of Proceeds.”
Conflicts of Interest	Certain of the underwriters or their affiliates may hold a portion of the short-term debt that we intend to repay using all or a portion of the net proceeds of the new Notes. As such, certain of the underwriters or their affiliates may receive 5% or more of the net proceeds of this offering. See “Underwriting (Conflicts of Interest) – Conflicts of Interest” in this prospectus supplement.
Trustee	The trustee under the indenture (the “Trustee”) is The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Investing in the Notes involves risk. Please see the risk factors under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus supplement and the accompanying prospectus (including documents incorporated by reference) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2025 or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

USE OF PROCEEDS

We estimate the net proceeds to us from the offering to be approximately $403.7 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from the offering to repay short-term debt and for other general corporate purposes. At February 13, 2026, our outstanding short-term debt of $1.4 billion had a weighted average interest rate of 3.87% and an average life of less than 30 days.

Pending disposition, we may temporarily invest the net proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities.

CAPITALIZATION

The table below shows our consolidated capitalization structure on an actual basis. The information below does not reflect the issuance of the new Notes offered hereby.

	As of December 31, 2025
	Actual Amount (audited)	Percentage
	(Dollars in Millions)	(Rounded to Tenths)
Short-term debt	$1,924.7	5.3%
Long-term debt(1)	20,017.5	55.7%
Finance Lease Obligations	372.0	1.0%
Preferred stock of subsidiary	30.4	0.1%
Common shareholders’ equity	13,613.6	37.9%
Total	$35,958.2	100.0%

(1)	Includes current maturities.

CERTAIN TERMS OF THE NOTES

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes set forth in the accompanying prospectus under “Description of Debt Securities.”

The Notes are a series of senior notes under the indenture, dated as of March 15, 1999, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as Trustee (as amended and supplemented, the “indenture”). The Notes are our direct unsecured general obligations. At December 31, 2025, the aggregate principal amount of debt securities outstanding under the indenture was approximately $5.1 billion, including $1.4 billion of junior subordinated notes.

General

The new Notes offered by this prospectus supplement and the accompanying prospectus constitute a further issuance of, are consolidated and form a single series with, have identical terms (other than the date of issuance and the public offering price) and have the same CUSIP number as, the $450,000,000 aggregate principal amount of outstanding initial Notes. The new Notes will be fungible with the initial Notes for U.S. federal income tax purposes. The new Notes offered hereby will be issued in the aggregate principal amount of $400,000,000. Upon completion of this offering, the aggregate principal amount of outstanding Notes will be $850,000,000.

The Notes are unsecured and unsubordinated and rank equally with all of our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding. At December 31, 2025, we had approximately $6.3 billion aggregate principal amount of unsecured and unsubordinated long-term debt securities and approximately $703.5 million of commercial paper outstanding. At December 31, 2025, our subsidiaries had approximately $12.5 billion of long-term debt outstanding and $1.2 billion of commercial paper outstanding.

Interest on the Notes accrues at the rate of 4.75% per year. Interest for the new Notes will accrue from January 15, 2026, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Notes is payable semi-annually in arrears to holders of record at the close of business on the January 2 or July 2 immediately preceding the interest payment date. Interest payment dates for the Notes will be January 15 and July 15 of each year beginning, for the new Notes, on July 15, 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless earlier redeemed, the Notes will mature on January 15, 2028.

The Notes will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000.

Redemption at Our Option

Prior to December 15, 2027 (which is referred to in this prospectus supplement as the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but not including, the date of redemption; and

•	(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

We will send notice at least 30 days, but not more than 60 days, before the redemption date to each holder of Notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Except in the case of a conditional redemption, as discussed below, once notice of redemption is given, the Notes called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

A notice of redemption may be conditional and provide that it is subject to the occurrence of any event described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by us.

Covenants

Limitation on Liens on Stock of Certain Subsidiaries

For so long as any Notes remain outstanding, we will not create or incur or allow any of our subsidiaries to create or incur any pledge or security interest on any of the capital stock of WE or WG held by us or one of our subsidiaries on the issue date of the Notes.

Limitation on Mergers, Consolidations and Sales of Assets

The indenture provides that we will not consolidate with or merge into another company in a transaction in which we are not the surviving company, or transfer all or substantially all of our assets to another company, unless:

•	that company is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;

•	that company assumes by supplemental indenture all of our obligations under the indenture and the Notes;

•	all required approvals of any regulatory body having jurisdiction over the transaction have been obtained; and

•	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and the Notes. Thereafter, the successor may exercise our rights and powers under the indenture and the Notes, and all of our obligations under those documents will terminate.

Events of Default

In addition to the events of default described in the accompanying prospectus under the heading “Description of Debt Securities — Defaults and Remedies,” an event of default under the Notes will include our failure to pay when due principal, interest or premium in an aggregate amount of $25 million or more with respect to any of our Indebtedness, or the acceleration of any of our Indebtedness aggregating $25 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 60 days after written notice as provided in the indenture governing the Notes, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the indenture governing the Notes. As used in this paragraph, “Indebtedness” means the following obligations of WEC Energy Group, WE and WG (and specifically excludes obligations of WEC Energy Group’s other subsidiaries and intercompany obligations):

•	all obligations for borrowed money;

•	all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made;

•	all obligations under conditional sale or other title retention agreements relating to property purchased by us to the extent of the value of the property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of our business); and

•	all obligations issued or assumed as the deferred purchase price of property or services purchased by us which would appear as liabilities on our balance sheet.

Other

The Notes will be subject to defeasance under the conditions described in the accompanying prospectus.

We may from time to time, without notice to, or the consent of, the holders of the Notes, create and issue further notes of the same series, equal in rank to the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the additional notes or, if applicable, the first payment of interest following the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes. Any additional notes having such similar terms, together with the new Notes offered hereby and the initial Notes, will constitute a single series of senior notes under the indenture. In the event that we issue additional notes of the same series, we will prepare a new offering memorandum or prospectus.

The indenture and the Notes will be governed by the laws of the State of Wisconsin, unless federal law governs.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company (“DTC”), New York, NY, will act as the securities depository for the Notes. The new Notes offered hereby will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Upon issuance, the new Notes offered hereby will be represented by one or more fully-registered global note certificates, representing in the aggregate the total principal amount of the new Notes offered hereby, and will be deposited with the Trustee on behalf of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus supplement or the accompanying prospectus.

Purchases of the Notes within the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC or WEC Energy Group, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of WEC Energy Group, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein, a Beneficial Owner of a global Note will not be entitled to receive physical delivery of a Note. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Note.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the Notes. We understand, however, that under current industry practices, DTC would notify its Direct and Indirect Participants of our decision, but will only withdraw beneficial interests from a global Note at the request of each Direct or Indirect Participant. In that event, certificates for the Notes will be printed and delivered to the applicable Direct or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof. Neither we nor any underwriter has any responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material United States federal income tax considerations relevant to the acquisition, ownership and disposition of the new Notes offered by this prospectus supplement, and insofar as it relates to matters of United States federal income tax laws and regulations or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Troutman Pepper Locke LLP. The following discussion does not purport to be a complete analysis of all potential United States federal income tax considerations. This discussion only applies to the new Notes offered by this prospectus supplement that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in this initial offering of the new Notes at the initial offering price. This discussion is based on the Code, administrative pronouncements, judicial decisions and regulations of the United States Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the United States federal income tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, tax-exempt organizations, banks, real estate investment trusts, regulated investment companies, insurance companies, thrifts, “controlled foreign corporations,” “passive foreign investment companies,” United States persons whose functional currency for United States federal income tax purposes is not the United States dollar, investors in pass-through entities, including partnerships and Subchapter S corporations that invest in the new Notes, traders or dealers in securities or commodities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the new Notes being taken into account in an applicable financial statement, persons holding new Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle or certain former citizens or residents of the United States. For purposes of this discussion, “holder” means either a United States Holder (as defined below) or a Non-United States Holder (as defined below) or both, as the context may require.

If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, beneficially owns the new Notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that beneficially own the new Notes should consult with their tax advisors as to the particular United States federal income tax considerations relevant to the acquisition, ownership and disposition of the new Notes applicable to them.

Persons considering the purchase of new Notes are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of United States federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

WEC Energy Group has not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the new Notes or that any such position would not be sustained in court.

Consequences to United States Holders

For purposes of this discussion, a “United States Holder” means a beneficial owner of a new Note who, for United States federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary control over its administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code (a “United States Person”), have the authority to control all substantial decisions of such trust, or (2) the trust has made an election under the applicable Treasury regulations to be treated as a United States Person.

Qualified Reopening

For United States federal income tax purposes, we intend to treat the new Notes offered hereby as being issued in a “qualified reopening” of our 4.75% Senior Notes due January 15, 2028 that were issued on January 11, 2023. For United States federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the new Notes offered hereby will have the same issue date, same issue price and same adjusted issue price as the initial Notes for United States federal income tax purposes. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.

Payments of Interest

Stated interest on a new Note other than any accrued interest to which a portion of the purchase price is allocated (as described under “—Pre-Issuance Accrued Interest”) generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the United States Holder’s method of tax accounting for United States federal income tax purposes.

Original Issue Discount

Under the qualified reopening rules of United States federal income tax law, a debt instrument issued in a qualified reopening will have the same original issue discount, if any, as the related debt instrument issued in the original offering. The initial Notes issued on January 11, 2023, were issued with no more than a de minimis discount from their stated principal amount such that they were not treated as issued with original issue discount for United States federal income tax purposes. Similarly, the new Notes offered hereby are expected to be issued with no more than a de minimis discount from their stated principal amount, in which case they will not be treated as issued with original issue discount for United States federal income tax purposes.

Pre-Issuance Accrued Interest

The aggregate purchase price of the new Notes issued pursuant to this offering will include interest accrued at the applicable rate of interest from January 15, 2026 up to, but excluding the delivery date of the new Notes, which is referred to herein as “pre-issuance accrued interest.” Pre-issuance accrued interest will be included in the accrued interest paid on the new Notes on the first interest payment date after the issuance of the new Notes offered hereby, which will be July 15, 2026. We intend to take the position that a portion of the July 15, 2026 interest payment equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest included in the offering price, and not as an amount payable on the new Notes. If this position is respected, our payment of such pre-issuance accrued interest will not be treated as taxable interest income to United States Holders of the new Notes and the amount of the pre-issuance accrued interest will reduce such United States Holder’s adjusted tax basis in the new Notes. Prospective purchasers of the new Notes are urged to consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.

Bond Premium

If a new Note is purchased at a price in excess of such new Note’s stated principal amount (excluding any amounts that are treated as pre-issuance accrued interest as described above under “—Pre-Issuance Accrued Interest”), such United States Holder will have bond premium with respect to that new Note in an amount equal to such excess. A United States Holder generally may elect to amortize bond premium using the constant yield method over the remaining term of the new Note and may offset stated interest income otherwise required to be included in respect of the new Note during any taxable year by the amortized amount of bond premium for the taxable year. Because the new Notes may be redeemed prior to maturity at a premium, special rules apply that may reduce, defer or eliminate the amount of bond premium that a United States Holder may amortize with respect to the new Notes. The election to amortize bond premium on a constant yield method, once made, will also apply to all other debt obligations with bond premium that a United States Holder holds at the beginning of or acquires on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a United States Holder does not elect to amortize the bond premium, the bond premium will decrease the gain or increase the loss such holder would otherwise recognize on the disposition of the new Note. Prospective purchasers of the new Notes are urged to consult their tax advisors with respect to the rules relating to amortizable bond premium and the application to their particular circumstances.

Sale, Exchange or Other Disposition of the New Notes

Upon the sale, exchange, retirement or other taxable disposition of a new Note, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (1) the amount of cash plus the fair market value of any property received by the United States Holder in the sale, exchange, or retirement, or other taxable disposition, except any portion of such amount that is attributable to accrued but unpaid interest, which (except in the case of pre-issuance accrued interest) will be taxed as ordinary interest income to the extent not previously so taxed, and (2) the United States Holder’s adjusted tax basis in the new Note. A United States Holder’s adjusted tax basis in a new Note will generally equal the amount such United States Holder paid for the new Note (less any amount attributable to pre-issuance accrued interest, as described above under “—Pre-issuance Accrued Interest”) reduced by any amortized bond premium, as discussed above under “—Bond Premium” Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the United States Holder has held the new Note for more than one year at the time of the sale, exchange, retirement or other taxable disposition. Under current United States federal income tax law, net long-term capital gain of a non-corporate United States Holder is currently eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations. United States Holders should consult their own tax advisors concerning the application of these tax law provisions to their particular circumstances.

Information Reporting and Backup Withholding

In general, we must report certain information to the IRS with respect to payments of stated interest and payments of the proceeds of the sale or other taxable disposition of a new Note to certain United States Holders, except in the case of an exempt recipient (such as a corporation). Backup withholding, currently at a rate of 24%, may be imposed with respect to the foregoing amounts if the payee fails to provide a taxpayer identification number or a certification of exempt status, or if the payee fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against its United States federal income tax liability, if any, or may entitle the United States Holder to a refund, provided that the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable.

Medicare Contribution Tax

An additional 3.8% tax will be imposed on certain United States Holders who are individuals, estates or trusts (other than certain exempt trusts or estates) on the lesser of (1) the United States Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A United States Holder’s net investment income will generally include its interest income (other than pre-acquisition accrued interest) and its net gains from the disposition of new Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Any United States Holder that is an individual, estate or trust should consult its tax advisors regarding the applicability of the Medicare contribution tax to its income and gains in respect of its investment in the new Notes.

Consequences to Non-United States Holders

For purposes of this discussion, a “Non-United States Holder” is a beneficial owner of a new Note (other than a partnership or other pass-through entity) that, for United States federal income tax purposes, is not a United States Holder.

Interest

Except if interest on the new Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and subject to the potential back-up withholding and Foreign Account Tax Compliance Act withholding summarized below, a Non-United States Holder generally will not be subject to United States federal income or withholding tax on payments of interest on the new Notes provided that such Non-United States Holder (1) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of WEC Energy Group’s stock entitled to vote, (2) is not a controlled foreign corporation that is related to WEC Energy Group directly or constructively through stock ownership, (3) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (4) satisfies certain certification requirements. Such certification requirements will be met if (a) the Non-United States Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States Person or (b) a securities clearing organization or certain other financial institutions holding the new Notes on behalf of the Non-United States Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, WEC Energy Group or its paying agent must not have actual knowledge or reason to know that the beneficial owner of the new Notes is a United States Person.

If interest on the new Notes is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States, but such Non-United States Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the new Notes generally will be subject to United States withholding tax at a 30% rate (or a lower applicable treaty rate).

If interest on the new Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-United States Holder generally will be subject to United States federal income tax on a net income basis at the rate applicable to United States Persons generally (and, with respect to corporate Non-United States Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty branch profits tax rate)). If interest on the new Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, such interest payments will not be subject to United States withholding tax if the Non-United States Holder provides to us or our paying agent the appropriate documentation (generally an IRS Form W-8ECI).

Sale, Exchange or Other Taxable Disposition of the New Notes

Subject to the “—Information Reporting and Backup Withholding” and “—FATCA Withholding” summaries below, a Non-United States Holder generally will not be subject to United States federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the new Notes. A Non-United States Holder will also generally not be subject to United States federal income tax with respect to such gain, unless (1) the gain is effectively connected with the conduct by such Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (2) in the case of a Non-United States Holder that is a nonresident alien individual, such Non-United States Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (1) above, gain or loss recognized on the disposition of such new Notes generally will be subject to United States federal income taxation in the same manner as if such gain or loss were recognized by a United States Person, and, in the case of a Non-United States Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (2) above, the Non-United States Holder will be subject to a 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the new Notes (after being offset by certain United States-source capital losses).

To the extent the amount realized on a sale, exchange, redemption or other taxable disposition of the new Notes is attributable to accrued but unpaid interest on the new Notes, such amount generally will be subject to, or exempt from, tax to the same extent as described under “—Interest” above.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with our payment of interest on the new Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-United States Holder resides. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States Person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the new Notes, and the Non-United States Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments of interest on the new Notes or on the proceeds from a sale or other disposition of the new Notes. The certification procedures required to claim the exemption from United States withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder may be allowed as a credit against the Non-United States Holder’s United States federal income tax liability or may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as “FATCA”, and additional guidance issued by the IRS, a United States federal withholding tax of 30% generally will apply to interest on a debt obligation paid to (1) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), or (2) a foreign entity that is a “non-financial foreign institution” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides the withholding agent with a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner of the entity, which generally includes any United States Person who directly or indirectly owns more than 10% of the entity, and certain other specified requirements are met. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the new Notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Certain Non-United States Holders located in a jurisdiction with an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be obligated to pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of the new Notes indicated in the following table:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$180,000,000
U.S. Bancorp Investments, Inc.	180,000,000
Comerica Securities, Inc.	40,000,000
Total	$400,000,000

The underwriters are offering the new Notes subject to their acceptance of the new Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the new Notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the new Notes offered by this prospectus supplement if any are taken.

New Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. Any new Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.150% of the principal amount of the new Notes. Any such securities dealers may resell any new Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.100% of the principal amount of the new Notes. After the initial public offering of the new Notes offered by this prospectus supplement, the offering prices and other selling terms may from time to time be varied by the representatives. The offering of the new Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the new Notes offered by this prospectus supplement).

Paid by WEC Energy Group
Per Note	0.250%

In order to facilitate the offering of the new Notes offered by this prospectus supplement, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes on the open market. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the new Notes in the offering, if the underwriters repurchase previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The Notes are not listed on any securities exchange or on any automated dealer system. We have been advised by the underwriters that they intend to make a market in the new Notes offered by this prospectus supplement, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the Notes.

We expect to deliver the new Notes against payment for the new Notes on or about the date specified in the second to last paragraph on the cover page of this prospectus supplement (the “settlement date”), which will be the third business day following the date of the pricing of the new Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade new Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the new Notes initially will settle in T+3, to specify alternate settlement arrangements to prevent a failed settlement.

We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $1.2 million.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and their affiliates have provided, currently provide and may in the future provide, investment banking, commercial banking, advisory and other services for us and our affiliates, for which they received and will receive customary fees and expenses. Affiliates of each of the book running managers are lenders under our existing $1.7 billion credit facility, WE’s existing $800 million credit facility, WPS’s existing $450 million credit facility, WG’s existing $350 million credit facility and PGL’s existing $600 million credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of WEC Energy Group and its affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the new Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the new Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the short-term debt that we intend to repay using all or a portion of the net proceeds of the new Notes. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the new Notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS

Various legal matters in connection with the new Notes will be passed upon (a) for us by Troutman Pepper Locke LLP, Atlanta, Georgia, and (b) for the underwriters by Hunton Andrews Kurth LLP, New York, New York. Joshua M. Erickson, Vice President and Deputy General Counsel, WEC Business Services LLC, will pass upon the validity of the new Notes, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus to our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. Our SEC filings (File No. 001-09057) are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as on our website, www.wecenergygroup.com. The information contained on, or accessible from, our website is not a part of, and is not incorporated in, this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Please refer to “Where You Can Find More Information” in the accompanying prospectus. Any information referenced this way is considered to be part of this prospectus supplement and the accompanying prospectus, and any information that we file later with the SEC will automatically update and supersede this information. At the date of this prospectus supplement, we incorporate by reference the following documents that we have filed with the SEC, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our sale of the securities to the public:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025; and

•	Our Current Report on Form 8-K filed on January 5, 2026 (solely with respect to item 8.01).

Information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will not be incorporated by reference into this prospectus supplement or the accompanying prospectus unless specifically stated otherwise. We will provide, at no cost, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that has been incorporated by reference into, but not delivered with, this prospectus supplement and the accompanying prospectus, upon written or oral request to us at:

WEC Energy Group, Inc.

231 West Michigan Street

P. O. Box 1331

Milwaukee, Wisconsin 53201

Attn: Ms. Margaret C. Kelsey, Executive Vice President, General Counsel and Corporate Secretary

Telephone: (414) 221-2345

PROSPECTUS

WEC ENERGY GROUP, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Units

WEC Energy Group, Inc. may issue and sell the securities described in this prospectus to the public in one or more offerings in the amounts authorized from time to time.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered and any other information relating to a specific offering, will be set forth in a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement, together with any documents we incorporate by reference, carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the New York Stock Exchange under the symbol “WEC.”

See “Risk Factors” on page 1 of this prospectus and “Risk Factors” contained in any applicable prospectus supplement and documents incorporated by reference for information on certain risks related to the purchase of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2024.

ABOUT THIS PROSPECTUS

Unless we otherwise indicate or the context otherwise requires, in this prospectus, “we,” “us,” “our” and “WEC Energy Group” refer to WEC Energy Group, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may issue and sell to the public the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the securities we may issue and sell. Each time we offer securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular securities and terms of that offering. In the prospectus supplement, we will describe specific terms of the securities to be offered, the use of proceeds from the sale of such securities, the plan of distribution for the securities and other information regarding the offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the securities of WEC Energy Group involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act of 1933”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1934”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will,” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

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WEC ENERGY GROUP, INC.

WEC Energy Group, Inc. was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. On June 29, 2015, we acquired 100% of the outstanding common shares of Integrys Energy Group, Inc. and changed our name to WEC Energy Group, Inc.

Our wholly owned subsidiaries are primarily engaged in the business of providing regulated electricity service in Wisconsin and Michigan and regulated natural gas service in Wisconsin, Illinois, Michigan and Minnesota. In addition, we have an approximately 60% equity interest in American Transmission Company LLC (“ATC”), a regulated electric transmission company. Through our subsidiaries, we also own majority interests in a number of renewable generating facilities as part of our non-utility energy infrastructure business. At June 30, 2024, we conducted our operations in the six reportable segments discussed below.

Wisconsin Segment: The Wisconsin segment includes the electric and natural gas operations of Wisconsin Electric Power Company (“WE”), Wisconsin Gas LLC (“WG”), Wisconsin Public Service Corporation (“WPS”), and Upper Michigan Energy Resources Corporation (“UMERC”). At June 30, 2024, these companies served approximately 1.7 million electric customers and 1.5 million natural gas customers.

Illinois Segment: The Illinois segment includes the natural gas operations of The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company, which provide natural gas service to customers located in Chicago and the northern suburbs of Chicago, respectively. At June 30, 2024, these companies served approximately 1.1 million natural gas customers. PGL also owns and operates a 38.8 billion cubic feet natural gas storage field in central Illinois.

Other States Segment: The other states segment includes the natural gas operations of Minnesota Energy Resources Corporation, which serves customers in various cities and communities throughout Minnesota, and Michigan Gas Utilities Corporation (“MGU”), which serves customers in southern and western Michigan. These companies served approximately 0.4 million natural gas customers at June 30, 2024.

Electric Transmission Segment: The electric transmission segment includes our approximately 60% ownership interest in ATC, which owns, maintains, monitors, and operates electric transmission systems primarily in Wisconsin, Michigan, Illinois, and Minnesota, and our approximately 75% ownership interest in ATC Holdco, LLC, a separate entity formed to invest in transmission-related projects outside of ATC’s traditional footprint.

Non-Utility Energy Infrastructure Segment: The non-utility energy infrastructure segment includes the operations of W.E. Power, LLC (“We Power”), which owns and leases electric power generating facilities to WE; Bluewater Natural Gas Holding, LLC (“Bluewater”), which owns underground natural gas storage facilities in southeastern Michigan; and WEC Infrastructure LLC (“WECI”). WECI has acquired or agreed to acquire majority interests in eight wind parks and three solar projects, capable of providing more than 2,300 megawatts of renewable energy. Together, these projects represent approximately $3.5 billion of committed investments and have long-term agreements with unaffiliated third parties. WECI’s investment in all of these projects either qualifies, or is expected to qualify, for production tax credits.

Corporate and Other Segment: The corporate and other segment includes the operations of the WEC Energy Group holding company, the Integrys Holding, Inc. (“Integrys Holding”) holding company, the Peoples Energy, LLC holding company, Wispark LLC (“Wispark”), and WEC Business Services LLC (WBS”). Wispark develops and invests in real estate, primarily in southeastern Wisconsin. WBS is a wholly owned centralized service company that provides administrative and general support services to our regulated entities. WBS also provides certain administrative and support services to our nonregulated entities. This segment also includes Wisvest LLC, Wisconsin Energy Capital Corporation, and WPS Power Development LLC, which no longer have significant operations.

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Our principal executive offices are located at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities (a) to fund, or to repay short-term debt incurred to fund, investments (including equity contributions and loans to affiliates), (b) to repay and/or refinance debt, and/or (c) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

DESCRIPTION OF CAPITAL STOCK

As of June 30, 2024, our authorized capital stock consisted of:

•	650,000,000 shares of common stock, par value $0.01 per share; and
•	15,000,000 shares of preferred stock, par value $0.01 per share.

As of June 30, 2024, there were 316,079,401 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (“Articles of Incorporation”), and Bylaws, as amended (“Bylaws”), each of which is included as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Wisconsin Business Corporation Law (“WBCL”) for additional information.

Voting Rights. Each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, subject to any class or series voting rights of holders of any preferred stock. The holders of common stock are not entitled to cumulate votes for the election of directors.

Dividends. The holders of common stock are entitled to receive such dividends as the Board of Directors (the “Board”) may from time to time declare, subject to any rights of holders of preferred stock, if any is issued. Our ability to pay dividends primarily depends on the availability of funds received from our utility subsidiaries and our non-utility subsidiaries. Various financing arrangements and regulatory requirements impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans, or advances. All of our utility subsidiaries, with the exception of UMERC and MGU, are prohibited from loaning funds to us, either directly or indirectly.

Liquidation Rights. In the event of any liquidation, dissolution or winding-up of WEC Energy Group, the holders of common stock, subject to any rights of the holders of any preferred stock, will be entitled to receive the remainder, if any, of our assets after the discharge of our liabilities.

Preemptive Rights. Holders of common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Transfer Agent and Registrar. Computershare, Inc. serves as transfer agent and registrar for our common stock.

Listing. Our common stock is traded on the New York Stock Exchange under the trading symbol “WEC.”

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Preferred Stock

Under the Articles of Incorporation, our Board is authorized to divide the preferred stock into series, to issue shares of any series and, within the limitations set forth in the Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established, including the dividend rate, redemption price and terms, amount payable upon liquidation, and any sinking fund provisions, conversion privileges and voting rights.

Certain Anti-Takeover Provisions in our Articles of Incorporation and Bylaws

The Articles of Incorporation and Bylaws contain provisions which may have the effect of discouraging persons from acquiring large blocks of WEC Energy Group stock or delaying or preventing a change in control of WEC Energy Group. The material provisions which may have such an effect are:

•	an anti-greenmail provision prohibiting the purchase of shares of common stock at a market premium from any person whom the Board believes to be a beneficial owner of more than 5% of the outstanding shares of common stock unless such holder owned the shares for at least two years, the purchase was approved by a majority of the combined voting power of the stockholders, or the purchase is pursuant to a tender offer to all holders of common stock on the same terms;

•	a provision permitting removal of a director without cause only by at least an 80% stockholder vote;

•	authorization for the Board, subject to any required regulatory approval, to issue preferred stock in series and to fix rights and preferences of the series, including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters;

•	advance notice procedures with respect to stockholder nominations of directors or stockholder proposals at a meeting of stockholders; and

•	provisions permitting amendment of some of these and related provisions only by at least an 80% stockholder vote at a meeting.

Anti-Takeover Effects of Wisconsin Law

Wisconsin law, under which we are incorporated, contains certain provisions that may have antitakeover effects, The description set forth below is intended as a summary only. For complete information you should review the applicable provisions of the WBCL and Section 196.795 of the Wisconsin Statutes, Wisconsin’s public utility holding company law (“Wisconsin Public Utility Holding Company Law”).

Control Share Acquisitions. Wisconsin law provides that, unless a corporation’s articles of incorporation provide otherwise, or otherwise specified by the board of directors, the voting power of shares of a “resident domestic corporation” such as WEC Energy Group held by any person (including two or more persons acting as a group) in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from a resident domestic corporation, or in certain specified transactions, or incident to a transaction in which stockholders have approved restoration of the full voting power of the otherwise restricted shares. WEC Energy Group has opted out of this statutory provision in its Articles of Incorporation.

Anti-Greenmail Provisions. Wisconsin law restricts the ability of certain publicly held corporations, such as WEC Energy Group, to repurchase voting shares at above market value from certain large stockholders, absent approval from the stockholders as a whole, unless an identical or better offer to purchase is made to all owners of voting shares and securities which may be converted into voting shares. These provisions apply during a takeover offer to purchases of more than 5% of the corporation’s shares from a person or group that holds more than 3% of the corporation’s voting shares and has held the shares for less than two years.

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Wisconsin law also provides that stockholder approval is required for the corporation during a takeover offer to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the anti-greenmail provision.

Fair Price Provisions. Wisconsin law provides that in addition to any approval otherwise required, certain mergers, share exchanges or sales, leases, exchanges or other dispositions involving a resident domestic corporation, such as WEC Energy Group, and any “significant shareholder” are subject to a super-majority vote of stockholders unless certain fair price standards have been met. For this purpose a “significant shareholder” is defined as either a 10% stockholder or an affiliate of the resident domestic corporation who was a 10% stockholder at any time within the preceding two years. The super-majority vote that is required by the statute consists of:

•	approval of 80% of the total voting power of the corporation, and

•	approval of at least 66 2/3% of the voting power not beneficially owned by the significant shareholder or its affiliates or associates.

However, a supermajority vote is not required if the following “fair price” standards are satisfied:

•	the consideration is in cash or in the form of consideration used to acquire the greatest number of shares, and

•	the amount of the consideration equals the greater of:

(a) the highest price paid by the significant shareholder within the prior two-year period;

(b) in the case of a tender offer, the market value of the shares on the date the significant shareholder commences the tender offer; or

(c) the highest liquidation or dissolution distribution to which the stockholders would be entitled.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the fair price provisions.

Business Combination Provisions. Wisconsin law restricts resident domestic corporations, such as WEC Energy Group, from engaging in specified business combinations involving an “interested stockholder” or an affiliate or associate of an interested stockholder. For this purpose an “interested shareholder” is a stockholder who beneficially owns at least 10% of the voting power of the outstanding stock of the resident domestic corporation, or is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then outstanding stock within the preceding three years. The specified business combinations include:

•	a merger or interest exchange;

•	a sale or other disposition of assets having a market value equal to at least 5% of the market value of the assets or outstanding stock of the corporation or representing at least 10% of its earning power or income;

•	the issuance or transfer of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock;

•	the adoption of a plan or proposal for liquidation or dissolution;

•	receipt by the interested stockholder or the interested stockholder’s affiliates or associates of a disproportionate direct or indirect benefit of a loan or other financial benefit provided by or through the resident domestic corporation or its subsidiaries; or

•	certain other transactions that have the direct or indirect effect of materially increasing the proportionate share of voting stock beneficially owned by the interested stockholder or the interested stockholder’s affiliates or associates.

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For a period of three years following the date that the interested stockholder becomes an interested stockholder, the resident domestic corporation is prohibited from engaging in any of the specified transactions with the interested stockholder unless the specified transaction or the purchase of stock by the interested stockholder that made the stockholder an interested stockholder is approved by the board of directors of the resident domestic corporation before the share acquisition date. Following the three-year period, a specified transaction is permitted only if:

•	the acquisition of shares by the interested stockholder was approved by the board of directors of the resident domestic corporation before the share acquisition date;

•	the specified transaction is approved by a majority of the voting stock of the resident domestic corporation that is not owned by the interested stockholder; or

•	the consideration to be received by the corporation's stockholders satisfies the “fair price” provisions of the statute as to form and amount.

Wisconsin Public Utility Holding Company Provisions. The Wisconsin Public Utility Holding Company Law provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a public utility holding company, with the unconditional power to vote those securities, unless the PSCW has determined that the acquisition is in the best interests of utility consumers, investors and the public. Persons acquiring 10% or more of the voting securities of WEC Energy Group are subject to the provisions of the statute.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities, subordinated debt securities and junior subordinated debt securities. The debt securities will be issued in one or more series under the indenture described below between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as trustee, dated as of March 15, 1999, and under a securities resolution (which may be in the form of a resolution or a supplemental indenture) authorizing the particular series.

We have summarized selected provisions of the indenture and the debt securities that we may offer hereby. This summary is not complete and may not contain all of the information important to you. Copies of the indenture and a form of securities resolution are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The securities resolution for each series of debt securities issued and outstanding also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable securities resolution for other provisions that may be important to you. In the summary below, where applicable, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•	limit the amount of debt securities that we can issue under the indenture;

•	limit the number of series of debt securities that we can issue from time to time;

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•	restrict the total amount of debt that we or our subsidiaries may incur; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•	the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•	the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;

•	the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

•	the manner of paying principal and interest on the debt securities;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•	the terms of any conversion or exchange right;

•	the terms of any redemption of debt securities at the option of holders;

•	any tax indemnity provisions;

•	if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

•	the portion of principal payable upon acceleration of any discounted debt security (as described below);

•	whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•	whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

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•	the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;

•	any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

•	any provisions relating to the deferral of any interest; and

•	any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in a prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer debt securities in denominations of $5,000 and whole multiples of $5,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities. (Section 2.12)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate in a form we specify to comply with United States laws and regulations is presented to us. (Section 2.04)

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange on a mandatory basis, at the option of the holder or at our option. (Sections 2.01 and 9.01)

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

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Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

Because we are a holding company and conduct all of our operations through subsidiaries, holders of debt securities will generally have a position that is effectively junior to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Various financing arrangements and regulatory requirements impose restrictions on the ability of our utility subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. All of our utility subsidiaries, with the exception of UMERC and MGU, are prohibited from loaning funds to us, either directly or indirectly. The indenture does not limit us or our subsidiaries if we decide to issue additional debt.

As of June 30, 2024, our direct obligations included (i) $4.7 billion of outstanding senior notes and $358.9 million of junior subordinated notes issued under the indenture, and (ii) $1.7 billion of outstanding convertible senior notes issued under separate indentures. We have $1.7 billion in multi-year bank back-up credit facilities to support our commercial paper program and had no commercial paper outstanding at June 30, 2024.  At June 30, 2024, our subsidiaries had approximately $11.2 billion of long-term debt outstanding, $757.0 million of commercial paper outstanding and $30.4 million of preferred stock outstanding. Our subsidiaries have an aggregate of $1.6 billion in multi-year bank back-up credit facilities to support their respective commercial paper programs.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into another company in a transaction in which we are not the surviving company, or transfer all or substantially all of our assets to another company, unless:

•	that company is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;

•	that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction have been obtained; and

•	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Thereafter, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

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Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe any differences, an event of default with respect to a series of debt securities will occur if:

•	we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•	we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing that series and the default continues for a period of 60 days;

•	we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•	pursuant to or within the meaning of any Bankruptcy Law, we:

-	commence a voluntary case,

-	consent to the entry of an order for relief against us in an involuntary case,

-	consent to the appointment of a custodian for us or for all or substantially all of our property, or

-	make a general assignment for the benefit of our creditors;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

-	is for relief against us in an involuntary case,

-	appoints a custodian for us or for all or substantially all of our property, or

-	orders us to liquidate; or

•	there occurs any other event of default provided for in that series. (Section 6.01)

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

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If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish to the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision. In that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

The indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the indenture, the debt securities and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 10.02)

Without the consent of each debt security holder affected, no amendment or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest we may have retained in the securities resolution and described in the prospectus supplement);

•	change the fixed maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

•	reduce the principal of any non-discounted debt security or reduce the amount of principal of any discounted debt security that would be due on its acceleration;

•	change the currency in which the principal or interest on a debt security is payable;

•	make any change that materially adversely affects the right to convert or exchange any debt security;

•	waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or

•	make any change in the section of the indenture concerning waiver of past defaults or the section of the indenture concerning amendments requiring the consent of debt security holders, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver. (Sections 6.04 and 10.02)

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Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•	to cure any ambiguity, omission, defect, or inconsistency;

•	to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring such assumption;

•	to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;

•	to create a series of debt securities and establish its terms;

•	to provide for a separate trustee for one or more series of debt securities; or

•	to make any change that does not materially adversely affect the rights of any debt security holder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”). (Section 8.01)

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•	irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

•	deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

•	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes. (Section 8.02)

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in such obligations. (Section 8.02)

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Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Trust Company, National Association) (successor to Bank One Trust Company, N.A.) (successor to The First National Bank of Chicago) will act as trustee and registrar for debt securities issued under the indenture, and the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. If the trustee resigns or is removed, or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. (Section 7.02) In addition, the trustee serves as collateral agent for notes issued by non-utility subsidiaries of We Power.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series, if any. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of our debt securities, shares of our common stock or preferred stock, depositary shares or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares or any combination of the above. The price of such debt securities, shares of our common stock or preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, such as U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; (e) in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) in forward contracts or similar arrangements; or (g) any combination of the above. The prospectus supplement will set forth the terms of the offering of the securities being offered thereby, including the name or names of any underwriters or agents, the purchase price of those securities and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ compensation or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which those securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by us and described in the applicable prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities in respect of which this prospectus is delivered may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms (with respect to debt securities), by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

The securities in respect of which this prospectus is delivered may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

If any underwriter or any selling group member intends to engage in stabilizing transactions, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Vice President and Deputy General Counsel of WEC Business Services LLC, will pass upon the validity of the securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of our common stock. Unless otherwise indicated in the applicable prospectus supplement, Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia, will pass upon the validity of the depositary shares, purchase contracts and units under the laws of the State of New York, as well as certain other legal matters, on our behalf. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the offering of any securities will be passed upon for any underwriters or agents by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of WEC Energy Group, Inc., as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus to WEC Energy Group, Inc.’s Form 10-K for the year ended December 31, 2023, and the effectiveness of WEC Energy Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC under File No. 001-09057. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and through our own web site at www.wecenergygroup.com. Except for the documents filed with the SEC and incorporated by reference into this prospectus, the other information on, or accessible from, our web site is not a part of, and is not incorporated by reference in, this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offerings contemplated by this prospectus are completed or terminated:

•	Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024; and

•	Current Reports on Form 8-K and 8-K/A, as applicable, filed January 8, 2024 (solely with respect to Item 2.06), January 19, 2024, March 12, 2024, May 13, 2024, May 22, 2024, May 23, 2024, May 28, 2024, June 5, 2024, and July 8, 2024.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. You may request a copy of these documents at no cost by calling or writing to us at the following address:

WEC Energy Group, Inc.

231 West Michigan Street

P. O. Box 1331

Milwaukee, Wisconsin 53201

Attn: Corporate Secretary

Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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$400,000,000

4.75% Senior Notes due January 15, 2028

PROSPECTUS SUPPLEMENT

February 23, 2026

Joint Book-Running Managers

BofA Securities	US Bancorp

Co-Manager

Comerica Securities